Item 77K - Redwood
Managed Volatility
Fund for the fiscal year
ending October 31,
2016

       On March 30,
2016, KPMG, LLP
("KPMG") resigned as
the independent
registered public
accounting firm to the
Redwood Managed
Volatility Fund (the
"Fund") for the fiscal
year ending October 31,
2016. KPMG issued its
reports on the Fund's
financial statements for
the fiscal years ended
October 31, 2015 and
October 31, 2014. Such
reports did not contain
adverse opinions or
disclaimers of opinion,
nor were they qualified
or modified as to
uncertainty, audit
scope, or accounting
principles.  The decision
to replace KPMG as the
Fund's independent
registered public
accounting firm was
approved by the Audit
Committee and Board
of Trustees of Two
Roads Shared Trust, on
behalf of the Fund.

       During the
Fund's fiscal years
ended October 31,
2015 and October 31,
2014, there were no
disagreements with
KPMG on any matter of
accounting principles or
practices, financial
statement disclosure,
or auditing scope or
procedure, which, if not
resolved to the
satisfaction of KPMG,
would have caused it to
make reference to the
subject matter of the
disagreements in
connection with its
reports nor were there
any "reportable events"
as that term is
described in Item 304
(a)(1)(v) of Regulation
S-K.

       The Fund has
requested that KPMG
furnish it with a letter
addressed to the
Securities and Exchange
Commission stating
whether or not it
agrees with the above
statements. A copy of
such letter, dated June
29, 2016 is filed as an
exhibit to this Form N-
SAR.

       The Trust's
Audit Committee and
Board of Trustees
selected and approved
Grant Thornton, LLP
("Grant Thornton") as
the Fund's independent
registered public
accounting firm to audit
the Fund's financial
statements for the
fiscal year ended
October 31, 2016 at an
in-person meeting on
March 30, 2016. The
Trust has not, during
any subsequent period
to such firm's
engagement, consulted
with Grant Thornton
regarding the
application of
accounting principles to
a specified transaction;
the type of audit
opinion that might be
rendered on the Fund's
financial statements; or
any matter that was
either the subject of a
disagreement (as
defined in Item
304(a)(1)(iv) of
Regulation S-K or a
reportable event (as
described in Item
304(a)(1) of Regulation
S-K).



















June 29, 2016
Securities and
Exchange Commission
Washington, D.C.
20549
Ladies and Gentlemen:
We were previously
principal accountants
for Redwood Managed
Volatility Fund (the
"Company") and under
the date of December
29, 2015, we reported
on the financial
statements of Redwood
Managed Volatility
Fund as of October 31,
2015 and for the year
then ended. On March
30, 2016, we resigned.
We have read the
statements made by the
Company, which we
understand will be filed
with the Commission
pursuant to Item 77K of
Form N-SAR dated
June 29, 2016 and we
agree with such
statements, except that
we are not in a position
to agree or disagree
with the Company's
statement that the
change was approved
by the board of trustees
and the audit committee
and we are not in a
position to agree or
disagree with the
Company's statement
that Grant Thornton was
not consulted regarding
the application of
accounting principles to
a specified transaction
or the type of audit
opinion that might be
rendered on the
Company's financial
statements, or the
subject of a
disagreement or
reportable events.

Very truly yours,
(signed) KPMG LLP